UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 10, 2011, Deer Consumer Products, Inc. filed its Form 10-K in which we disclosed in Item 2 that we acquired land use rights in 2010 for two parcels of land (land classification: First Class) for our planned new manufacturing and distribution center located in China’s Wuhu City, east central China.

On March 14, 2011, Deer Consumer Products, Inc. filed a Form 8-K in which we disclosed details regarding these two parcels of land and filed a true copy of the official PRC Government Land Use Right Certificate for the first parcel of land. We further disclosed that for the second parcel of land, we anticipated receiving an official PRC Government Land Use Right Certificate covering 15.022381 hectares (150,223.81 square meters) in the near future. We have received such an official land use rights certificate.

For the second parcel of land, we are filing as Exhibit 99.14 to this Form 8-K a true copy of the official PRC Government Land Use Right Certificate issued to the owner, Deer Technology (AnHui) Co., Ltd., our wholly owned subsidiary, covering 150,223.81 square meters (or 15.022381 hectares) of land in Wuhu. An English translation of the certificate is furnished herewith as Exhibit 99.15.

The Exhibits furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.14	Certificate of Land Use Rights for 150,224 square meters of land held by a wholly owned subsidiary of Deer Consumer Products, Inc. in the Wuhu area of AnHui Province. (Chinese Copy)
99.15	Certificate of Land Use Rights for the 150,224 square meters of land held by a wholly owned subsidiary of Deer Consumer Products, Inc. in the Wuhu area of AnHui Province. (English Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC.
(Registrant)
Date:	April 25, 2011	By:	/s/ Ying He
		Name:	Ying He
		Title:	Chief Executive Officer